Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Michael W. Shelton, Senior Vice President
Phone:   336-369-0900



                       FNB FINANCIAL SERVICES CORPORATION
                          ANNOUNCES QUARTERLY DIVIDEND


GREENSBORO, N.C.--(BUSINESS WIRE)--August 23, 2004--FNB Financial Services Corporation (NASDAQ/NMS: FNBF)("FNB"), parent of FNB Southeast, announced that the Board of Directors has approved a regular cash dividend of $0.12 per share for the third quarter of 2004. The dividend is payable September 24, 2004 to shareholders of record on September 10, 2004.


FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast, a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia, along with additional mortgage origination offices through its mortgage subsidiary, FNB Southeast Mortgage Corporation. A separate investment subsidiary of the bank operates as FNB Southeast Investment Services, Inc.

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                                S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              FNB FINANCIAL SERVICES CORPORATION
                                                         (Registrant)

                                                      By: /s/ MICHAEL W. SHELTON

                                                           Michael W. Shelton
                                                      Senior Vice President and
                                                        Chief Financial Officer
Date:  August 24, 2004